Exhibit 99.1

Capstone Green Energy Announces Financial Results for Fourth Quarter and Full Fiscal Year 2025

Company Reaches Historic Profitability Milestone With First Full-Year Positive Adjusted EBITDA

Delivering on Our Pillars: Q4 Results Show the Power of Focused Execution

Earnings Results Conference Call Webcast to be Held on July 2, 2025

LOS ANGELES, CA / BUSINESS WIRE / June 27, 2025 / Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”) (PINK: CGEH), the public successor to Capstone Green Energy Corporation, announced its financial results for the fourth quarter and full fiscal year ended March 31, 2025. The Company continues to focus on driving its Three Pillar strategy: (1) financial health, (2) sustainable excellence, and (3) revitalizing culture and talent. These Three Pillars are intended to drive behavioral changes in our culture, generating results that lead to strong and sustainable financial performance.

Revenue for the fourth quarter and year-to-date fiscal year 2025 were $27.1 million and $85.6 million, compared to the fourth quarter and year-to-date revenues in the fiscal year 2024 of $24.3 million and $91.2 million, respectively. The fourth-quarter revenue improved by $2.8 million year-over-year, driven by increased demand for products and services, as well as improved rental utilization rates within the company's Energy as a Service (EaaS) revenue stream. Slow product sales in the first half of the fiscal year caused a decrease of $5.7 million for the year. This was mainly due to restructuring hesitancy and instability in Europe.

Fourth Quarter Fiscal 2025 Highlights:

●	Gross profit for the fourth quarter of 2025 was $7.5 million, which was $4.9 million higher than the fourth quarter of fiscal 2024. Further, gross margin was 28%, which was a 17% improvement over the fourth quarter of fiscal 2024. The $4.9 million gross profit increase was driven by higher product and rental pricing, higher rental fleet utilization, cost efficiencies, and improving productivity from operations. Gross margin improvement was primarily driven by product price increases implemented during fiscal 2025, along with stronger financial and business discipline across the rentals, service agreements, and parts categories.
●	The Company delivered a net loss of $0.1 million for the fourth quarter of fiscal 2025 compared to a net loss of $5.3 million for the fourth quarter of fiscal 2024.
●	Adjusted EBITDA for the fourth quarter of fiscal 2025 was $2.8 million versus negative $0.8 million for the fourth quarter of fiscal 2024, improving $3.6 million primarily due to improved gross margin and lower operating expenses reflecting the financial and business discipline actions taken during the year.
●	Total cash as of March 31, 2025, was $8.7 million, an increase of $6.6 million from March 31, 2024.

Year-to-Date Fiscal 2025 Highlights:

●	Gross Profit for fiscal year 2025 was $23.3 million with a margin of 27% compared to gross profit of $14.3 million and a margin of 16% for fiscal year 2024. The increase of $9.0 million over fiscal 2024 resulted from a shift in sales mix and the effect of price increases implemented during fiscal year 2025. Product and accessories sales, as a percentage of total revenue, declined to 47% in fiscal 2025 from 54% in fiscal 2024. As stated earlier, this was mainly due to the lingering effects of restructuring activities completed in fiscal 2024 and weaker European sales.
●	Net loss was $7.2 million for fiscal year 2025, compared to a net income of $7.4 million for fiscal year 2024, which included net reorganization gain of $32.5 million. Excluding the reorganization gain, the net loss improved by $17.9 million, driven by improved gross profit, lower total operating expenses, lower restatement and restructuring costs, and lower interest costs.
●	Adjusted EBITDA for fiscal year 2025 improved significantly to $7.9 million from negative $0.5 million for fiscal year 2024. Adjusted EBITDA included significant addbacks for restructuring, shareholder litigation, restatement costs, and SEC investigation costs. These non-recurring matters have come to conclusion in the first quarter of fiscal 2026.
●	Net cash provided by operating activities was $7.7 million for the twelve months ended March 31, 2025. This positive change was mainly a result of the reduced net loss and improved working capital.
●	The Company continues to remain compliant with its financial covenants.

“The Company has taken great strides over the past year. We are pleased with the Company's fourth-quarter results for fiscal 2025, which reflect the improvements in our services and rental business revenues, and lower costs of goods sold driven by our cost-out initiatives. Additionally, the impact of the fiscal 2025 strategic price increases across the portfolio improved margins. The Company’s full year results reflect the focus on financial health with $9.0 million increase in gross profit and $7.9 million of positive Adjusted EBITDA in fiscal 2025. The continued execution of our corporate initiatives focused on financial and commercial discipline were essential to the improved financial performance and the discipline has become embedded in our culture,” said John Juric, Chief Financial Officer of Capstone. “Now as we move into fiscal year 2026, we are working to elevate the positioning of the Company’s stock to the OTC:QX market, while continuing to focus on our longer-term goal of relisting on Nasdaq or a similar national exchange.”

Mr. Juric further commented, “The previously disclosed SEC investigation has been closed with no action taken by the SEC. The Company is pleased with the outcome of the investigation and can now focus on the strategic growth of the business.”

“What we have accomplished in fiscal Year 2025 was historic for Capstone. In all of its 37-year history, the Company has never delivered a positive Adjusted EBITDA over a full fiscal year. We have changed the culture and truly changed the landscape of what Capstone’s true potential is,” said Vince Canino, President & Chief Executive Officer of Capstone. “Our steady improvements in financial health, operational excellence, and the revitalization of our culture and talent have strengthened our focus on core values. With strong market tailwinds and a demonstrated path to profitability, we believe we are well-positioned to take the business to new heights.”

Earnings Conference Call Webcast

The Company will hold its Fourth Quarter & Full Fiscal Year 2025 financial results conference call and webcast on Wednesday, July 2 at 10:00 am Pacific Time.

Participant (Listen Only) Dial-In Numbers:

Domestic Callers: (888) 506-0062

International Callers: (973) 528-0011

Participant Access Code: 182930

Access By Webcast

The call will be simultaneously webcast over the Internet via the “Investor Relations” section of Capstone’s website or by using this direct link: https://www.webcaster4.com/Webcast/Page/2106/52582

At the end of the webcast, management will answer questions that have been submitted by the audience.

A webcast replay of the call will be archived on the Company’s website for 90 days.

About Capstone Green Energy

For almost four decades, Capstone Green Energy has been at the forefront of clean technology using microturbines, revolutionizing how businesses manage their energy supply on a sustainable basis. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,600 units to 88 countries, lowering our clients’ carbon footprint with highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of microturbine products ranging from 65 kilowatts to multiple megawatts for commercial, industrial, and utility-scale spaces uniquely tailored to their specific needs. Capstone's solutions portfolio not only showcases our core clean technology microturbines but also includes flexible Energy-as-a-Service (EaaS) offerings, including build, own, and operate models, as well as rental services.

Capstone’s fast, turnkey power rental solutions are intended to address customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer solutions that utilize renewable gas products and heat recovery solutions. These solutions greatly enhance the sustainability and efficiency of our clients' operations while contributing to a cleaner and more responsible sustainable energy landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to future profitability and the growth of the business. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weakness in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; including the impacts of any changes in tariff policies; the impact of litigation and regulatory proceedings; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31,	March 31,
Assets	2025	2024
Current Assets:
Cash	$8,671	$2,085
Accounts receivable, net of allowances of $607 at March 31,2025 and $3,287 at March 31,2024	7,037	6,552
Inventories	16,615	20,642
Lease receivable, current	113	—
Prepaid expenses and other current assets	3,653	5,449
Total current assets	36,089	34,728
Property, plant, equipment and rental assets, net	19,362	25,854
Finance lease right-of-use assets	3,787	4,391
Operating lease right-of-use assets	8,282	12,279
Non-current portion of inventories	3,464	3,917
Lease receivable, non-current	1,175	—
Other assets	2,705	3,037
Total assets	$74,864	$84,206
Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$14,092	$15,094
Accrued expenses	3,113	3,118
Accrued salaries and wages	1,172	1,220
Accrued warranty reserve	1,070	1,437
Deferred revenue	13,351	11,183
Finance lease liability, current	2,017	964
Operating lease liability, current	3,539	4,041
Factory protection plan liability	6,256	7,259
Exit new money notes, net of discount, current	7,968	28,911
Total current liabilities	52,578	73,227
Deferred revenue, non-current	598	675
Finance lease liability, non-current	248	2,300
Operating lease liability, non-current	4,988	8,527
Exit new money notes, net of discount, non-current	24,213	—
Other non-current liabilities	—	264
Total liabilities	82,625	84,993
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	13,859	13,859
Stockholders’ deficiency:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,643,587 shares issued and outstanding at March 31,2025; 59,400,000 shares authorized, 18,540,789 shares issued and outstanding at March 31,2024	18	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at March 31, 2025 and March 31, 2024	1	1
Additional paid-in capital	955,407	955,145
Accumulated deficit	(977,000)	(969,810)
Treasury stock, at cost; 57,202 shares at March 31,2025 and 0 shares at March 31,2024	(46)	—
Total stockholders’ deficiency	(21,620)	(14,646)
Total liabilities, temporary equity and stockholders' deficiency	$74,864	$84,206

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited Three Months)

(Audited Twelve Months)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Revenue, net:
Product and accessories	$15,316	$15,643	$40,219	$49,107
Parts and service	7,711	6,775	30,939	30,681
Rentals	4,024	1,930	14,406	11,431
Total revenue, net	27,051	24,348	85,564	91,219
Cost of goods sold:
Product and accessories	13,578	15,222	39,200	51,259
Parts and service	3,533	4,147	13,660	16,460
Rentals	2,432	2,405	9,406	9,216
Total cost of goods sold	19,543	21,774	62,266	76,935
Gross profit	7,508	2,574	23,298	14,284
Operating expenses:
Research and development	785	566	2,667	2,463
Selling, general and administrative	6,709	6,462	26,205	32,175
Total operating expenses	7,494	7,028	28,872	34,638
Loss from operations	14	(4,454)	(5,574)	(20,354)
Other income	740	615	2,317	674
Interest income	180	4	186	110
Interest expense	(941)	(910)	(3,944)	(5,529)
Reorganization items, net	—	(537)	—	32,505
Income (loss) before provision for income taxes	(7)	(5,282)	(7,015)	7,406
Provision for income taxes	119	—	175	14
Net income (loss)	(126)	(5,282)	(7,190)	7,392

Net income (loss) per share of common stock and non-voting common stock—basic and diluted	$(0.01)	$(0.28)	$(0.38)	$0.39
Weighted average shares used to calculate basic and diluted net income (loss) per common stock and non-voting common stock	19,075	19,049	19,056	18,753

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$(7,190)	$7,392
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,858	3,988
Amortization of financing costs and discounts	71	53
Paid-in-kind interest expense	3,199	1,957
Non-cash lease expense	3,996	3,431
Provision for credit loss expense	823	439
Inventory write-down	900	779
Provision for warranty expenses	(184)	32
Loss on disposal of equipment	67	—
Stock-based compensation	262	2,057
Non-cash reorganization items, net	—	(35,255)
Changes in operating assets and liabilities:
Accounts receivable	(2,083)	(571)
Inventories	7,628	15,382
Lease receivable	(1,288)	—
Prepaid expenses, other current assets and other assets	2,128	871
Accounts payable	(1,002)	(12,337)
Accrued expenses	(268)	3,583
Operating lease liability, net	(4,041)	(3,413)
Accrued salaries and wages and long-term liabilities	(94)	15
Accrued warranty reserve	(183)	(171)
Deferred revenue	2,092	(12,305)
Factory protection plan liability	(1,003)	(3,585)
Net cash provided (used) in operating activities	7,688	(27,658)
Cash Flows from Investing Activities:
Expenditures for property, plant, equipment and rental assets	(879)	(4,674)
Net cash used in investing activities	(879)	(4,674)
Cash Flows from Financing Activities:
Proceeds from debtors-in-process facility	—	12,000
Proceeds from three-year term note	—	3,000
Proceeds from exit new money note	—	7,000
Debt issuance costs	—	(244)
Repayment of finance lease obligations	(223)	(178)
Net cash provided (used) by financing activities	(223)	21,578
Net increase (decrease) in Cash	6,586	(10,754)
Cash, Beginning of Period	2,085	12,839
Cash, End of Period	$8,671	$2,085
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$533	$1,620
Income taxes	$126	$14
Supplemental Disclosures of Non-Cash Information:
Renewal of insurance contracts financed by notes payable	$—	$648
Right-of-use assets obtained in exchange for lease obligations	$—	$7,348
Settlement of lease obligations with accounts receivable due	$775	$502
Conversion of inventory to rental assets	$—	$280
Rental assets transferred to inventory	$3,067	$—
Sales-type lease	$981	$—
Conversion of prepaid expenses to rental assets	$—	$623
Paid-in-kind debt discount in connection with the three-year term note	$—	$500
Acquisition of treasury stock by incurring a liability	$46	$—

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Net Income (Loss)	$(126)	$(5,282)	$(7,190)	$7,392
Interest Expense	941	910	3,944	5,529
Provision for income taxes	119	—	175	14
Depreciation	835	987	3,858	3,988
EBITDA	$1,769	$(3,385)	$787	$16,923

Stock-based compensation	94	—	263	2,057
Restructuring Expense	468	114	2,077	1,344
Financing Expense	—	107	58	5,821
Shareholder litigation	—	—	1,023	—
Extraordinary Legal Costs	436	93	1,125	104
Restatement & SEC Investigation Costs	62	1,762	2,591	5,758
Extraordinary Gain/Loss	—	—	—	(35,343)
Reorganization Items	—	537	—	2,838
Adjusted EBITDA	$2,829	$(772)	$7,924	$(498)

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulted from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Reorganization items represent adjustments occurring during the bankruptcy period.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com